Exhibit 10.15

DISTRIBUTION AGREEMENT

This Exclusive Distribution Agreement (the “Agreement”) is made as of this 11th day of July, 2018 (the “Effective Date”), between Butterfly Network, Inc., a Delaware corporation, with an address of 530 Old Whitfield Street, Guilford, CT 06437 (“Client”), and Cardinal Health 105, Inc., an Ohio corporation, with a place of business at 501 Mason Road, Suite 200, La Vergne, Tennessee, 37086 (“Cardinal Health”) each individually a (“Party”) and collectively (the “Parties”).

RECITALS

A.       Client is, among other things, in the business of developing and marketing medical devices in the United States, its territories, possessions and commonwealths (“Territory”).

B.       Cardinal Health is, among other things, in the business of distributing medical devices to wholesalers, specialty distributors, physicians, clinics, hospitals, pharmacies, and other health care providers in the Territory, and of providing information systems and other services that support its clients’ use of its distribution capabilities.

C.       Client desires to engage Cardinal Health as a third-party logistics distribution agent for commercial sales of all pharmaceutical Products manufactured and/or marketed by Client in all formulations (collectively, “Product”), and to perform certain other services described in this Agreement, all upon the terms and conditions set forth in this Agreement.

THEREFORE, in consideration of the mutual covenants, terms and conditions set forth below, the Parties agree as follows:

ARTICLE 1
APPOINTMENT/AUTHORIZATION

1.1              Appointment. Subject to the terms and conditions set forth in this Agreement, during the term of this Agreement, Client appoints Cardinal Health as a third-party logistics distribution agent and as an authorized distributor of record of Product in the Territory to Client’s Customers, including, but not limited to, wholesalers, specialty distributors, physicians, clinics, hospitals, pharmacies and other health care providers in the Territory (collectively, “Customers”).

1.2              Acceptance of Appointment. Subject to the terms and conditions set forth in this Agreement, Cardinal Health accepts the appointment to represent Client as a third-party logistics distribution agent and as an authorized distributor of record of Product to Customers in the Territory.

ARTICLE 2
SERVICES

2.1              Services. Cardinal Health shall provide the services set forth in the Operating Guidelines (“OPG”), which include, without limitation, storage, distribution, returns, customer support, financial support, EDT and system access support (“Services”). The OPG is attached hereto as Exhibit A and incorporated herein in its entirety by this reference.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

2.2              Operating Guidelines. The OPG may be amended from time to time upon the mutual written agreement of the Parties; provided, however, that any change, modification or amendment to the OPG may result in an increase or decrease in the Fees (as defined in Article 5) as set forth in the amended OPG.

2.3              Compliance to Operating Guidelines. Cardinal Health’s services shall comply with the OPG for up to [***]% of Client’s Forecast (defined below). If (i) Client’s shipments of Product to Cardinal Health or (ii) Client’s Customers’ Product orders exceed Client’s Forecast by more than [***] percent ([***]%), Cardinal Health shall use commercially reasonable efforts to meet the requirements of the OPG, provided however, that Client acknowledges that Cardinal Health may not be able to meet all guidelines relating to response and shipping times.

2.4              Product Returns. Customer may request Cardinal Health to process and handle Product Returns. Product returns shall be processed and handled by Cardinal Health in accordance with the OPG; and any customization or additional return services requested by Client shall be performed at an additional fee as agreed by the Parties.

2.5              Product Recalls. Client is solely responsible for all Product recalls, provided however that Cardinal Health shall be responsible for Product recalls to the extent arising from Cardinal Health’s negligence or willful misconduct, subject to the terms of this Agreement. In the event Product is subject to recall, or Client, on its own initiative, recalls any Product, Cardinal Health shall provide assistance to Client as set forth in the OPG and as mutually agreed upon, provided that Client shall pay to Cardinal Health an amount equal to Cardinal Health’s actual out-of-pocket costs incurred with any such recall services as agreed in writing. Such cost shall be in addition to the Fees described in Article 5 below.

ARTICLE 3
PRODUCT SUPPLY/CLIENT RESPONSIBILITIES

3.1              Facility. Client shall deliver Product to Cardinal Health at Cardinal Health’s facility located at [***], or to such other distribution facility(ies) as may be agreed by Cardinal Health and Client in writing (“3PL Facility”).

3.2              Delivery and Title. Client shall be responsible for delivery of Product to and from the 3PL Facility, including all costs, expenses and risk of loss associated with such delivery, unless otherwise agreed to by both parties. Title to Product shall remain with Client at all times, even when Product is stored or warehoused at the 3PL Facility. Client shall at all times insure the Product for damage, loss, destruction, theft or any such other property damage (“Loss”) as further set forth in Article 13 below. Except for Loss resulting solely from the negligence or willful misconduct of Cardinal Health, Client shall bear all risk of loss or damage with respect to the Product.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

3.3              Forecast and Price List.

A.                Forecast. Client shall provide Cardinal Health with a forecast of the volume of Product to be handled by Cardinal Health under this Agreement, not less often than semi-annually (“Forecast”). All forecasts, including the Forecast, are used for the express purpose of operational planning. In the event of a significant variance from the Forecast or a change in core business that could reasonably be expected to have a material effect upon the obligations of either Party hereunder, the Party so affected may notify the other Party that it wishes to negotiate an appropriate adjustment to the Fees. The Parties must meet within thirty (30) days of such notification to discuss the merits and implementation of any such adjustment and during such meeting, the Parties shall negotiate in good faith. If the Parties are unable to come to a resolution regarding any such adjustment, then either Party may terminate this Agreement upon one hundred eighty days (180) prior written notice to the other Party.

B.                 Price List. Intentionally omitted.

3.4              Shipment Inspection. Cardinal Health shall visually inspect each shipment of Product for external damage or loss in transit and notify Client of any such evident damage or loss as provided in the OPG.

ARTICLE 4
INFORMATION SYSTEM ACCESS

4.1              Access. During the Term of this Agreement and subject to the terms herein, Client may use password(s) and identification number(s) provided by Cardinal Health to remotely access Client’s data maintained on Cardinal Health’s SmartData web portal (collectively, the “System”) provided that such access is used solely by Client’s employees and for Client’s own internal business purposes. Client shall use that access solely to access Client’s data and shall not access or attempt to access any other data, systems or software. Client shall be responsible for all use of the passwords and identification elements by its employees and agents and shall ensure that such employees and agents use the passwords and identification elements solely to effect the limited access authorized herein. The limited license to access the System granted herein does not include the right to copy, download or otherwise use any software or non-Client data maintained on the System.

4.2              Fees. The System shall be made available to Client at the fees set forth in the Fee Schedule. If Cardinal Health agrees to perform any custom enhancements to the System requested by Client, such customization services shall be billed separately based on an hourly rate set forth in the Fee Schedule (as defined in Article 5) and prior to such performance, Cardinal Health shall notify Client of any related increase in the periodic Fees hereunder relative to the ongoing support of the customizations.

4.3              Security. During the term of this Agreement, Cardinal Health shall employ reasonable security measures and policies designed to safeguard the integrity, accessibility, and confidentiality of Client’s data resident on the System and establish and maintain reasonable disaster and emergency recovery plans designed to minimize disruption from System operation interruptions. Such measures shall be no less secure than those utilized by Cardinal Health to protect its own confidential information.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

4.4              Client Obligations. Client shall not reverse engineer, reverse assemble, decompile, create derivative works, modify, or otherwise attempt to derive the source code of any software on the System or copy, download, modify, or create derivative works of such software. Also, Client shall not permit access to the System or related documentation to any third party. The System and all parts thereof, in all of their tangible and intangible manifestations, all existing or new enhancements, developments, derivative works, and other modifications to the System (or any part thereof), and all related proprietary rights, are and shall remain the exclusive property of Cardinal Health.

4.5              Disclaimer. EXCEPT AS EXPRESSLY SET FORTH IN THIS AGREEMENT, (i) THE SYSTEM, THE SOFTWARE THEREON AND ANY RESULTS OBTAINED THEREFROM ARE PROVIDED ON AN “AS IS” BASIS, WITHOUT WARRANTY OF ANY KIND, WHETHER EXPRESS, IMPLIED, STATUTORY OR OTHERWISE, AND (ii) CARDINAL HEALTH MAKES NO REPRESENTATIONS OR WARRANTIES, AND HEREBY EXPRESSLY DISCLAIMS ALL REPRESENTATIONS AND WARRANTIES, EXPRESS OR IMPLIED, RELATING DIRECTLY OR INDIRECTLY TO THE SYSTEM OR ANY PART THEREOF INCLUDING WITHOUT LIMITATION WARRANTIES OF MERCHANTABILITY, NONINFRINGEMENT AND FITNESS FOR A PARTICULAR PURPOSE.

4.6              System Availability. Cardinal Health shall use reasonable efforts to make the System available for access twenty-four (24) hours a day, seven (7) days a week absent scheduled and emergency maintenance periods. Scheduled maintenance shall be performed as set forth in the OPG.

4.7              Suspension of Access. In the event of a threatened breach of the System, Cardinal Health may temporarily revoke or suspend any or all passwords and identification numbers provided to Client hereunder in order to take emergency steps to address such breach or threatened breach, provided that Cardinal Health shall provide new passwords and identification numbers as soon as practicable, provided that, Cardinal Health shall otherwise provide access to Client’s data to Client during such period of revocation or suspension by promptly responding to Client’s request for such data by e-mail or facsimile.

ARTICLE 5
PRICING AND PAYMENT TERMS

5.1              Fees. As compensation for the Services, Client shall pay to Cardinal Health the fees (“Fees”) set forth on Exhibit B (“Fee Schedule”) attached hereto and incorporated by reference.

5.2              Invoices. Cardinal Health shall issue an electronic invoice to Client for the Services rendered under this Agreement or for any other amounts due on a monthly basis. Payment is due within [***] ([***]) days of the invoice date. If an invoice is not paid within such [***] ([***]) day period, Cardinal Health may, at its option elect to (i) impose a service charge on the unpaid amount calculated at the rate of [***]% per month (or the maximum rate permitted by law) until such amount is paid in full and /or (ii) suspend any further Services until such invoice is paid in full; provided that, this provision shall not apply in the event any unpaid portion of the invoice is the subject of an unresolved good faith dispute. In the event of any good faith dispute with regard to an invoice, Client shall notify Cardinal Health of such dispute within [***] ([***]) days of the invoice date, and any undisputed portion of the invoice shall be paid as provided herein. The Parties will work together in good faith to resolve any dispute with respect to an invoice. Any amounts owed to Cardinal Health shall be paid within [***] ([***]) days of resolution of such dispute.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

5.3              Fee Adjustment.

A.                The Fees shall be held firm for the first contract year. Thereafter, Cardinal Health will evaluate the fee schedule and may adjust the Fees not more often than [***] by up to [***] percent ([***]%).

B.                 Notwithstanding the terms set forth above in Section 5.3(A), if Cardinal Health can reasonably demonstrate that the costs for providing the Services have materially increased due to the adoption of any applicable law or regulation (or any material change in the interpretation or administration thereof), or due to unforeseen circumstances beyond Cardinal Health’s reasonable control, then upon notice from Cardinal Health, the Parties agree to meet in good faith and negotiate a mutually acceptable adjustment to the Fees. If the Parties are unable to agree on such fee adjustment within [***] ([***]) days, then such fee adjustment shall not take effect, and for a period of [***] ([***]) days after expiration of such period, either party shall have the right to terminate this Agreement upon [***] ([***]) days’ advance written notice to the other party.

5.4              Taxes. Client shall pay when due all sales, use, gross receipts, excise and personal property taxes associated with the Product (excluding any personal property tax associated with Cardinal Health’s equipment used in connection with the Services), and other taxes now or hereafter imposed as a result of the transactions contemplated by this Agreement, none of which have been included in the fees payable to Cardinal Health under this Agreement; provided that the amounts payable by Client under this section shall not include taxes based on the net income of Cardinal Health.

ARTICLE 6
TERM AND TERMINATION

6.1              Term. The Initial Term of this Agreement shall begin on the Effective Date and shall continue until August 31, 2020 (“Initial Term”), unless terminated earlier pursuant to this Agreement. Thereafter, this Agreement shall automatically renew for additional terms of two (2) years each (each, a “Renewal Term,” and together with the Initial Term, the “Term”), unless (i) Client provides at least ninety (90) days prior written notice of termination to Cardinal Health, or (ii) Cardinal Health provides written notice of non-renewal to Client at least one hundred eighty (180) days prior to the end of the Initial Term or any Renewal Term, provided that, if Client terminates this Agreement during the Initial Term, such termination shall be effective only upon payment to Cardinal Health of all undisputed outstanding amounts and (a) [***] percent ([***]%) of all remaining Fixed Fees set forth on the Fee Schedule for the remainder of the Initial Term if the Client so terminates within the first year after the Effective Date or (b) [***] ([***]%) of all remaining Fixed Fees set forth on the Fee Schedule for the remainder of the Initial Term if the Client so terminates after the first year after the Effective Date but prior to end of the second year after the Effective Date (“Termination Fee”). “Fixed Fees” shall mean the fees specified on the Fee Schedule to be paid monthly by Client to Cardinal Health that are not dependent on the quantity of Product handled by Cardinal Health.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

6.2              Immediate Termination. Either Party shall have the right to immediately terminate this Agreement if:

A.                the other Party files a petition in bankruptcy, or enters into an agreement with its creditors, or applies for or consents to the appointment of a receiver or trustee, or makes an assignment for the benefit of creditors, or suffers or permits the entry of any order adjudicating it to be bankrupt or insolvent and such order is not discharged within thirty (30) days; or

B.                 the other Party materially breaches any of the provisions of this Agreement, and such breach is not cured within thirty (30) days after the giving of written notice; and in the case of a failure of Client to make payments in accordance with the terms of this Agreement, Cardinal Health may terminate this Agreement upon ninety (90) days prior written notice if such payment breach is not cured within fifteen (15) business days following Cardinal Health’s delivery of a written notice of non-payment to Client.

6.3              Effect of Termination. Expiration or termination of this Agreement shall be without prejudice to any rights or obligations that accrued to the benefit of either Party prior to such expiration or termination. Client shall pay Cardinal Health for all Services performed up to the date of termination, plus any applicable Termination Fee under Article 6.1, and shall reimburse Cardinal Health for all costs and expenses incurred, and all non-cancelable commitments made, in the performance of Services. Upon termination or expiration of this Agreement, all Product shall be returned to Client or a designee of Client, at Client’s sole cost and expense except to the extent that termination was due to breach by Cardinal Health in which case Cardinal Health will cover all costs to return stored product.

ARTICLE 7
REGULATORY

7.1              Audits. [***] per calendar year, Client or its designee has the right during normal business hours [i.e., 8:00 a.m. to 5:00 p.m. local 3PL Facility time and not to exceed a total of eight business hours], to conduct a complete quality audit upon [***] ([***]) days’ prior, written notice to Cardinal Health. Client or its designee additionally has the right, [***] per calendar year, during normal business hours, to conduct an inventory audit upon [***] ([***]) days’ prior written notice to Cardinal Health. If the timing of any of the foregoing audits falls during “quarter-end” or “year-end” then Cardinal Health will use best efforts to accommodate Client’s request. Client shall have the right to conduct for cause audits immediately if necessary to ensure Product safety or if otherwise necessary to implement or support a Product recall.

7.2              Compliance with Laws. Each Party shall conduct its activities in connection with this Agreement in compliance with all applicable United States laws, rules, regulations and guidelines.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ARTICLE 8
REPRESENTATIONS AND WARRANTIES

8.1              Cardinal Health. Cardinal Health represents and warrants to Client that, unless otherwise agreed to by the Parties, Cardinal Health shall perform Services in a professional and workmanlike manner, in accordance with this Agreement, the OPG, and all applicable laws, rules, regulations, guidelines, and generally accepted industry standards.

8.2              Client. Client represents, warrants and covenants to Cardinal Health that:

A.                Product. The Product shall not be adulterated or misbranded as provided in the Food, Drug and Cosmetic Act, as amended from time to time;

B.                 Promotion. Client’s activities relating to the promotion, sale and distribution of the Product shall comply with all applicable laws, rules, regulations and guidelines;

C.                 No Infringement. It has all necessary authority and right, title and interest in and to any intellectual property related to each Product or that is otherwise provided by Client under this Agreement;

D.                Safe Handling Instructions. It has provided all safe handling instruction, health and environmental information and material safety data sheets applicable to the Product or to any materials supplied by Client in writing in sufficient time for review and training by Cardinal Health prior to delivery; and

8.3              Mutual. Each Party represents and warrants to the other Party that:

A.                Existence and Power. Such Party (i) is duly organized, validly existing and in good standing under the laws of the state in which it is organized, (ii) has the power and authority and the legal right to own and operate its property and assets, and to carry on its business as it is now being conducted, and (iii) is in compliance with all requirements of applicable laws, except to the extent that any noncompliance would not materially adversely affect such Party’s ability to perform its obligations under the Agreement;

B.                 Authorization and Enforcement of Obligations. Such Party (i) has the power and authority and the legal right to enter into this Agreement and to perform its obligations hereunder and (ii) has taken all necessary action on its part to authorize the execution and delivery of this Agreement and the performance of its obligations hereunder;

C.                 Execution and Delivery. This Agreement has been duly executed and delivered on behalf of such Party, and constitutes a legal, valid, binding obligation, enforceable against such Party in accordance with its terms;

D.                No Consents. All necessary consents, approvals and authorizations of all regulatory authorities and other persons required to be obtained by such Party in connection with the Agreement have been obtained; and

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

E.                 No Conflict. The execution and delivery of this Agreement and the performance of such Party’s obligations hereunder (i) do not conflict with or violate any requirement of applicable laws; and (ii) do not materially conflict with or constitute a material default or require any consent under, any contractual obligation of such Party.

8.4              Limitations. THE REPRESENTATIONS AND WARRANTIES SET FORTH IN THIS ARTICLE 8 ARE THE SOLE AND EXCLUSIVE REPRESENTATIONS AND WARRANTIES MADE BY EACH PARTY TO THE OTHER AND NEITHER PARTY MAKES ANY OTHER REPRESENTATIONS, WARRANTIES OR GUARANTEES OF ANY KIND WHATSOEVER, INCLUDING WITHOUT LIMITATION ANY IMPLIED WARRANTIES OF MERCHANTABILITY, NON-INFRINGEMENT OR FITNESS FOR A PARTICULAR PURPOSE.

ARTICLE 9
TRADEMARKS

Neither Party shall have the right to use the name of the other Party or any Affiliate of the other Party, or the other Party’s or such Affiliates’ trademarks, service marks, logos, or other similar marks in any manner except with the prior written approval of that Party; provided that the foregoing shall not prohibit Cardinal Health’s use of Client’s names or marks in connection with the performance of the Services in a manner consistent with this Agreement. “Affiliate,” as used in this Agreement, means any legal entity which, during the Term hereof, controls, is controlled by, or is under common control with, such Party. For purposes of this definition, an entity shall be deemed to control another entity if it owns or controls, directly or indirectly, at least fifty percent (50%) of the voting interest of all equity interests of the other entity (or other such comparable ownership interest for an entity other than a corporation).

ARTICLE 10
CONFIDENTIALITY AND NON-USE

10.1          Mutual Obligation. Cardinal Health and Client agree that they shall not use the other Party’s Confidential Information (defined below) except as necessary for the receiving Party to perform its obligations under this Agreement or disclose the other Party’s Confidential Information to any third Party without the prior written consent of the other Party except as required by law, regulation or court or administrative order; provided, however, that prior to making any such legally required disclosure, the Party making such disclosure shall give the other Party as much prior notice of the requirement for and contents of such disclosure as is practicable under the circumstances. Notwithstanding the foregoing, each Party may disclose the other Party’s Confidential Information to any of its Affiliates that (A) need to know such Confidential Information for the purpose of performing under this Agreement, (B) are advised of the contents of this article, and (C) agree to be bound by the terms of this article.

10.2          Definition. As used in this Agreement, the term “Confidential Information” includes all such information furnished by Cardinal Health or Client, or any of their respective representatives or Affiliates, to the other or its representatives or Affiliates in connection with the services or performance of this Agreement, whether furnished before, on or after the date of this Agreement and furnished in any form, including but not limited to written, verbal, visual, electronic or in any other media or manner. Confidential Information includes, but is not limited to, all proprietary technologies, know-how, trade secrets, discoveries, inventions and any other intellectual property (whether or not patented), analyses, compilations, prospective and/or actual customer information, business or technical information and other materials prepared by either Party, or any of their respective representatives, containing or based in whole or in part on any such information furnished by the other Party or its representatives. Confidential Information also includes the terms of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

10.3          Exclusions. Notwithstanding Section 10.2, Confidential Information does not include information that (A) is or becomes generally available to the public other than as a result of a breach of this Agreement, or (B) is already known by the receiving Party at the time of disclosure as evidenced by the receiving Party’s written records, or (C) becomes available to the receiving Party on a non-confidential basis from a source that is entitled to disclose it on a non-confidential basis, or (D) was or is independently developed by or for the receiving Party without reference to the Confidential Information, as evidenced by the receiving Party’s written records.

10.4          No Implied License. The receiving Party shall obtain no right of any kind or license under any patent application or patent by reason of this Agreement. All Confidential Information shall remain the sole property of the Party disclosing such information or data.

10.5          Return of Confidential Information. Upon termination of this Agreement, the receiving Party shall, upon request, promptly return within [***] ([***]) days all such information, including any copies thereof, and cease its use or, at the request of the disclosing Party, shall promptly destroy the same and certify such destruction to the disclosing Party; except for a single copy thereof, which may be retained, subject to continuing obligations of confidentiality and non-use, for the sole purpose of determining the scope of the obligations incurred under this Agreement.

10.6          Survival. The obligations of this Article 10 shall terminate [***] ([***]) years from the expiration of this Agreement.

ARTICLE 11
INDEMNIFICATION

11.1          Indemnification by Cardinal Health. Cardinal Health shall indemnify and hold harmless Client, its Affiliates, and their respective directors, officers, employees and agents (“Client Indemnitees”) from and against any and all suits, claims, losses, demands, liabilities, damages, costs and expenses (including reasonable attorney’ fees) in connection with any suit, demand or action by any third party (“Liabilities”) arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement or (B) any negligence or willful misconduct by Cardinal Health, except to the extent that any of the foregoing arises out of or results from any Client Indemnitee’s negligence, willful misconduct or breach of this Agreement.

11.2          Indemnification by Client. Client shall indemnify and hold harmless Cardinal Health, its Affiliates, and their respective directors, officers, employees and agents (“Cardinal Health Indemnitees”) from and against all Liabilities arising out of or resulting from (A) any breach of its representations, warranties or obligations set forth in this Agreement; (B) any manufacture, sale, promotion, distribution, shipping, use of or exposure to the Product or any materials supplied by Client, including, without limitation, product liability or strict liability; (C) Client’s exercise of control over the Services to the extent that Client’s instructions or directions violate applicable law; (D) any actual or alleged infringement or violation of any patent, trade secret, copyright, trademark or other proprietary rights concerning the Product or provided by Client; or (E) any negligence or willful misconduct by Client, except to the extent that any of the foregoing arises out of or results from any Cardinal Health Indemnitee’s negligence, willful misconduct or breach of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

11.3          Indemnification Procedures. All indemnification obligations in this Agreement are conditioned upon the Party seeking indemnification: (A) promptly notifying the indemnifying Party of any claim or liability of which the Party seeking indemnification becomes aware (including a copy of any related complaint, summons, notice or other instrument); provided, however, that failure to provide such notice within a reasonable period of time shall not relieve the indemnifying Party of any of its obligations hereunder except to the extent the indemnifying Party is prejudiced by such failure; (B) reasonably cooperating with the indemnifying Party in the defense of any such claim or liability (at the indemnifying Party’s expense); and (C) not compromising or settling any claim or liability without prior written consent of the indemnifying Party. The indemnifying party shall not, without the prior written consent of the indemnified party, enter into any settlement or other resolution that includes any admission of wrongdoing or that imposes any liability or other detriment on the indemnified party.

ARTICLE 12
LIMITATIONS OF LIABILITY

12.1          CARDINAL HEALTH’S TOTAL LIABILITY UNDER THIS AGREEMENT, FOR ANY AND ALL ACTS, OMISSIONS, BREACH OR NEGLIGENCE (EACH, AN “ACT”) OF CARDINAL HEALTH DURING [***], WHETHER IN CONTRACT OR TORT, INCLUDING, WITHOUT LIMITATION, ANY OF CARDINAL HEALTH’S INDEMNITY OR OTHER FINANCIAL OBLIGATIONS UNDER ARTICLE 11, SHALL NOT EXCEED: [***]. FOR PURPOSES OF THIS SECTION, [***].

12.2          NEITHER PARTY SHALL BE LIABLE TO THE OTHER PARTY FOR INDIRECT, INCIDENTAL, SPECIAL OR CONSEQUENTIAL DAMAGES ARISING OUT OF PERFORMANCE UNDER THIS AGREEMENT, INCLUDING WITHOUT LIMITATION, LOSS OF REVENUES, PROFITS OR DATA, WHETHER IN CONTRACT OR TORT, EVEN IF SUCH PARTY HAS BEEN ADVISED OF THE POSSIBILITY OF SUCH DAMAGES.

12.3          NOTWITHSTANDING ANYTHING TO THE CONTRARY HEREIN, THE LIMITATIONS IN THIS ARTICLE 12 SHALL NOT LIMIT CLIENT’S LIABILITY OR RESPONSIBILITY RELATING TO A BREACH OF ITS OBLIGATIONS UNDER ARTICLE 4 HEREIN.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ARTICLE 13
INSURANCE

13.1          Insurance Policies. During the term of this Agreement, Client shall obtain and maintain the following insurance with limits not less than those specified below:

A.                Products and Completed Operations Liability Insurance covering the Products included in this Agreement with a limit of not less than $[***] per occurrence;

B.                 All-Risk Property Insurance, including transit coverage, in an amount equal to full replacement value covering Client’s property while it is at the 3PL Facility or in transit to or from the 3PL Facility. Client’s all-risk property insurance shall apply to all losses and be primary (with respect both to any insurance issued to Cardinal Health and to any deductible amount or self-insured amount retained by Cardinal Health) except for losses resulting solely from the gross negligence or willful misconduct of Cardinal Health.

In the event that any of the required policies of insurance are written on a claims-made basis, then such policies shall be maintained during the entire term of this Agreement and for a period of not less than [***] ([***]) years following the termination or expiration of this Agreement.

13.2          Waiver. Client shall obtain a waiver from any insurance carrier with whom Client carries Property Insurance releasing its subrogation rights against Cardinal Health except for losses resulting solely from the gross negligence or willful misconduct of Cardinal Health. Client shall not seek reimbursement for any property claim, or portion thereof that is not fully recovered from Client’s property insurance except for losses resulting solely from the gross negligence or willful misconduct of Cardinal Health.

13.3          Additional Insured Status. Cardinal Health, Inc., and its Affiliates shall be named as additional insureds under the Products and Completed Operations Liability insurance policies as respects the Products and completed operations outlined in this Agreement. Such insurance shall be primary (with respect both to any insurance issued to Cardinal Health and to any self-insured amount retained by Cardinal Health) with regard to Cardinal Health’s liability for damage arising out of those products for which they have been added as additional insureds. Such additional insurance status shall continue during the term and, if the policies are written on a claims-made basis, shall continue for not less than [***] ([***]) years following termination or expiration of this Agreement.

13.4          Certificates. Client shall furnish certificates of insurance to Cardinal Health evidencing the required insurance and additional insured status as soon as practicable after the Effective Date and within [***] ([***]) days after renewal of such policies. Such certificates shall state that Client’s insurers will endeavor to provide [***] ([***]) days written notice of any cancellation prior to the policy(ies) expiration date(s). Each insurance policy that is required under this article shall be obtained from an insurance carrier with an A.M. Best rating of at least A-VII.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

ARTICLE 14
NOTICES

All notices and other communications hereunder shall be in writing and shall be deemed given: (A) when delivered personally; (B) when delivered by facsimile transmission (receipt verified); (C) when received or refused, if mailed by registered or certified mail (return receipt requested), postage prepaid; or (D) when delivered if sent by express courier service, to the Parties at the following addresses (or at such other address for a Party as shall be specified by like notice; provided, that notices of a change of address shall be effective only upon receipt thereof):

To Client:	Butterfly Network, Inc.
530 Old Whitfield Street
Guilford, CT 06437
Attn: President

With a required copy to:	Attn: Legal Dept. (at above address)

To Cardinal Health:	Cardinal Health 105, Inc.
Specialty Pharmaceutical Services
15 Ingram Boulevard
La Vergne, TN 37086
Attn: VP, Third-Party Logistics Services

With a copy to:	Cardinal Health, Inc.
7000 Cardinal Place
Dublin, Ohio 43017
Attn: Associate General Counsel
Facsimile: [***]

ARTICLE 15
MISCELLANEOUS

15.1          Entire Agreement; Amendments. This Agreement, the attachments and any amendments thereto constitute the entire understanding between the Parties and supersede any contracts, agreements or understanding (oral or written) of the Parties with respect to the subject matter hereof. No term of this Agreement may be amended except upon written agreement of both Parties, unless otherwise provided in this Agreement.

15.2          Captions. The captions in this Agreement are for convenience only and are not to be interpreted or construed as a substantive part of this Agreement

15.3          Further Assurances. The Parties agree to execute, acknowledge and deliver such further instruments and to take all such other incidental acts as may be reasonably necessary or appropriate to carry out the purpose and intent of this Agreement.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

15.4           No Waiver. Failure by either Party to insist upon strict compliance with any term of this Agreement in any one or more instances shall not be deemed to be a waiver of its rights to insist upon such strict compliance with respect to any subsequent failure.

15.5          Severability. If any term of this Agreement is declared invalid or unenforceable by a court or other body of competent jurisdiction, the remaining terms of this Agreement shall continue in full force and effect.

15.6          Independent Contractors. The relationship of the Parties is that of independent contractors, and neither Party shall incur any debts or make any commitments for the other Party except to the extent expressly provided in this Agreement. Nothing in this Agreement is intended to create or shall be construed as creating between the Parties the relationship of joint venturers, co-partners, employer/employee or principal and agent.

15.7          Successors and Assigns. This Agreement shall be binding upon and inure to the benefit of the Parties, their successors and permitted assigns. Neither Party may assign this Agreement, in whole or in part, without the prior written consent of the other Party, except that either Party may, without the other Party’s consent, assign this Agreement to an Affiliate or to a successor to substantially all of the business or assets of the assigning company to which this Agreement relates.

15.8           Governing Law. This Agreement shall be governed by and construed under the laws of the State of Delaware, excluding its conflicts of law provisions. The United Nations Convention on Contracts for the International Sale of Goods shall not apply to this Agreement.

15.9          Dispute Resolution. If any dispute, controversy or disagreement arises between the Parties (“Dispute”), such Dispute shall be presented to the respective presidents or senior executives of Cardinal Health and Client for their consideration and resolution. If such Parties cannot reach a resolution of the Dispute within [***] ([***]) days, either Party may submit the Dispute to a court of appropriate jurisdiction.

15.10         Prevailing Party. Intentionally omitted.

15.11         Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original but all of which together shall constitute one and the same instrument. Any photocopy, facsimile or electronic reproduction of the executed Agreement shall constitute an original.

15.12        Publicity. Neither Party shall make any press release or other public disclosure regarding this Agreement or the transactions contemplated hereby without the other Party’s express prior written consent, except as required under applicable law or by any governmental agency, in which case the Party required to make the press release or public disclosure shall use commercially reasonable efforts to obtain the approval of the other Party as to the form, nature and extent of the press release or public disclosure prior to issuing the press release or making the public disclosure.

15.13         Setoff. Intentionally omitted.

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

15.14      Survival. The rights and obligations of the Parties shall continue under Articles 10 (Confidentiality and Non-Use), to the extent expressly stated therein, 11 (Indemnification), 12 (Limitations of Liability), 13 (Insurance), to the extent expressly stated therein, 14 (Notice) and 15 (Miscellaneous) and Section 6.4 (Effect of Termination), notwithstanding expiration or termination of this Agreement.

15.15      Force Majeure. Except as to payments required under this Agreement, neither Party shall be liable in damages for, nor shall this Agreement be terminable or cancelable by reason of, any delay or default in such Party’s performance hereunder if such default or delay is caused by events beyond such Party’s reasonable control including, but not limited to, acts of God, regulation or law or other action or failure to act of any government or agency thereof, war or insurrection, civil commotion, destruction of production facilities or materials by earthquake, fire, flood or storm, labor disturbances, epidemic, or failure of suppliers, public utilities or common carriers; provided however, that the Party seeking relief hereunder shall immediately notify the other Party of such cause(s) beyond such Party’s reasonable control. The Party that may invoke this section shall use all reasonable endeavors to reinstate its ongoing obligations to the other. If the cause(s) shall continue unabated for [***] ([***])) days, then the affected Party may terminate this Agreement with immediate effect.

< Signature Page to Distribution Agreement Follows >

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

IN WITNESS WHEREOF, the undersigned have caused their duly authorized representative to execute this Agreement effective as of the date first written above.

CARDINAL HEALTH 105, INC.		BUTTERFLY NETWORK, INC.

By:	/s/ Joel Wayment	By:	/s/ Alex Magary
Joel Wayment		Print Name:	Alex Magary
VP, Operations		Title:	VP, Legal & Asst. Corp. Secretary
Date:	Jul 13, 2018	Date:	Jul 13, 2018

< Signature Page to Distribution Agreement >

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

Exhibit A

Traditional 3PL Operating Guidelines

(“OPG”)

Between

Butterfly Network, Inc

(“Client”)

And

Cardinal Health 105, Inc. – Third Party Logistics Services

(“Cardinal Health”)

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.

[***]

[***] = CERTAIN CONFIDENTIAL INFORMATION CONTAINED IN THIS DOCUMENT, MARKED BY BRACKETS, HAS BEEN OMITTED BECAUSE THE INFORMATION (I) IS NOT MATERIAL AND (II) WOULD BE COMPETITIVELY HARMFUL IF PUBLICLY DISCLOSED.